EX-99.B9-mbappca

Waddell & Reed, Inc.
P.O. Box 29217           United Group of Funds    Division Office Stamp
Shawnee Mission, KS  66201-9217    APPLICATION

I (We) make application for an account to be established as follows:

________________________________________________________________________

REGISTRATION TYPE (one only)       Trans Code: ________
                                   Date Transmitted: _____
________________________________________________________________________

NON RETIREMENT PLAN
[ ] Single Name  [ ] Joint Tenants W/ROS [ ] Declaration of Trust Revocable
                              (Attach CUF0022)
[ ] Uniform Gifts (Transfers) To Minors [ ]  Other:___________________________
                                   (Use this section for
                                   Retirement Plans with
                                   Custodians other than
                                   Fiduciary Trust Co.)
________________________________________________________________________

RETIREMENT PLAN (Fiduciary Trust Co -- Cust., except for 457 Plans) See Retirement Plan and Custody Agreement for annual custodian fees

[ ] Individual IRA
[ ] Spousal IRA               [ ] Keogh Participant (Profit Sharing Plan)
[ ] Rollover (Qual. plan lump [ ] Keogh Participant (Money Purchase Plan)
                   sum distr.)     (For a new Plan, tear out page 2 of
[ ] Simplified Pension Plan        Adoption Agreement in MRP1182)
    (For a new, Plan tear out
    page 1 of Adoption Agreement
    in MRP1166)
[ ] TSA or [ ] 457            ____________________________________________
    (If billing is required,  Employer's Name          (Do not Abbreviate)
    attach form #CUF1417)     _____________________________________________
                              Street         City      State          Zip
[ ] If Tri-Vest, enter Partnership name _____________________ Amt $______
                                        (Attach subscription Agreement and
                                        Confidential Questionnaire CRP1186)
    United Fund to receive partnership distributions: _____________________
                                                            Fund Name
    Note: If Partnership not available W&R is authorized to place investments in United Cash Management (a Fund of The United Group of Funds) until next partnership is available.
________________________________________________________________________

REGISTRATION  [ ] NEW ACCOUNT or [ ] NEW FUND FOR EXISTING ACCOUNT:
                    (Must have same ownership)         [][][][][][][]-[]
                                                       Date of Birth

___________________________________________________________________________
Individual Name (exactly as desired) If spousal IRA, name of working spouse

_________________________
_______________________
Month     Day     Year
___________________________________________________________________________
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse
_________________________     _____________
Month     Day     Year        Relationship (For grouping purposes)
___________________________________________________________________________
Mailing Address
____________________________  ______________  ________  ____/_______-______
City                          State            Zip        Telephone
Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:
                                                       [][]-[][][][][][][]

___________________________________________________________________________

INVESTMENTS Make check payable to Waddell & Reed
Code                                    Code
621-Income                              626-Gold & Government
622-Science and Technology              627-Continental Income
623-Accumulative                        628-High Income
624-Bond                                629-Vanguard
625-International Growth                630-New Concepts

Code                                    Code
634-High Income II                     760-Municipal Bond (not available
680-Retirement Shares                         for Ret. Plans)
684-Asset Strategy                      762-Municipal High Income (not
750-Cash Management                           available for Ret. Plan)

___________________________________________________________________________
                              OPEN ACCOUNT
                                                           If Retirement Plan
Fund            Amount          Trade           Yr.        Deductible or
(enter code)    Enclosed        Number          of Contr.  Non-Deductible
[][][]          $_________      _________       19_____         ______
[][][]          $_________      _________       19_____         ______
[][][]          $_________      _________       19_____         ______
[][][]          $_________      _________       19_____         ______
[][][]          $_________      _________       19_____         ______
Total           $_________

                   Monthly      DIV/C.G. Distr**        Certificate
TOP From            AIS*          (Assumes RR)          Desired
Another Carrier   (if any)      RR    CC    CR          (Specify)
     []         $_________      []    []    []          __________
     []         $_________      []    []    []          __________
     []         $_________      []    []    []          __________
     []         $_________      []    []    []          __________
     []         $_________      []    []    []          __________
                $_________
___________________________________________________________________________
*Attach AIS Authorization Form #CUF0714 **RR=Reinvest Div/Cap Gain CC=Cash Div/Reinvest Cap Gain

INVESTMENT PROGRAM
Fund            Completion      Amount          If IRA, Yr.
(enter code)    Amount          Enclosed        of Contribution
[][][]          $__________     $__________         19_____
(621,625,629)

Deductible or           Monthly AIS*
Non-Deductible          (If any)
    ______              $_________
___________________________________________________________________________
OPEN ACCOUNTS ONLY
This Purchase entitled to a reduced sales load charge for the following reason:
[ ] Statement of Intention to Invest $____________ [ ] (600 products)
    [ ] New SOI (Attach CUF0671) [ ] Existing SOI  [ ] (700 products)
[ ] Rights of Accumulation With Accounts ___,___,___ or Group [][][][][][][]
[ ] Identify Other Accounts Being Established at This Time: _______________


___________________________________________________________________________
CHECK SERVICE   Send information to establish redemption checking account for:
            [ ] United Government Securities     [ ] United Cash Management
___________________________________________________________________________
EXPEDITED REDEMPTION: For United Cash Management Only.
Complete items below:
_______________________________________________
Name & Address of Bank/Broker/Savings & Loan
_______________________________________________
Street
_______________________________________________
City                State              Zip
_______________________________________________
Account Number

If Account is with a Broker or Savings and Loan, provide
_______________________________________________
Name of Its Commercial Bank
_______________________________________________
Street
_______________________________________________
City               State               Zip
_______________________________________________
Its Account # with Its Commercial Bank

On United Cash Management Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor telephonic, telegraphic or written requests from anyone for redemption of all or any fund shares so long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the United Cash Management Fund Account.
___________________________________________________________________________
BENEFICIARY: For Retirement Plan Accounts Only.
Full Name of Beneficiary   Tax Identification No.   Relationship   Percent
________________________   ______________________   ____________   ______%
________________________   ______________________   ____________   ______%
________________________   ______________________   ____________   ______%
___________________________________________________________________________
CONFIDENTIAL DATA (Must be completed on New Accounts/New Products)
1. Gross Family Income: $___  2. Taxable Income $___ 3. Number of Dependents ___
4. Occupation: _________________________ 5. Employer Name: _____________________
6. Employer Address: ___________________________________________________________
7. Savings and Liquid Assets: $___ 11. Investment Objectives (mark all that apply):
8. Other Assets (excluding home, furnishings, cars): $___  [] Retirement Savings
9. Net Worth (Assets minus liabilities): $___ [] Children's College []Income
10. Are you associated with an NASD Member? Yes ___ No ___ [] Other needs/goals
                                                             (specify in
                                                           Special
                                                              Remarks)